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                                                                   EXHIBIT 10.13

               SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This Agreement, entered into on this 14th day of November, 2000 and made effective as of August 25, 2000, by and between AZURIX CORP., a Delaware corporation ("Employer") having its headquarters at 333 Clay Street, Houston, Texas 77002, and JOHN L. GARRISON ("Employee"), an individual residing at 3039 Ella Lee Lane, Houston, Texas 77019, is an amendment to that certain Executive Employment Agreement between the Employer and Employee entered into the 26th day of April, 1999, and made effective as of April 26, 1999 (the "Employment Agreement").

         WHEREAS, the parties desire to amend the Employment Agreement as provided herein;

         NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

               1. Article 1, Section 1.2 is hereby deleted in its entirety and the following is inserted in its place:

                   "1.2 Employee initially shall be employed in the position set forth on Exhibit A. Subject to the provisions of Article 3,
                   Section 3.2(i), Employer may subsequently assign Employee to a different position or modify Employee's duties and responsibilities. Moreover, Employer may assign this Agreement and Employee's employment to Employer, Enron, or any affiliates of Employer or Enron. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such policies and procedures as Employer may establish from time to time."

               2. Article 3, Section 3.2 is hereby deleted in its entirety and the following is inserted in its entirety:

                           "3.2 Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term of employment for any of the following reasons:

                           (i) Employee is required by Employer to be permanently relocated to a city more than 50 miles from the Houston area or Employee is transferred or assigned from Employee's present position to a position which involves an overall substantial and material reduction in the nature or scope of Employee's duties and responsibilities as President and Chief Executive Officer of Employer and within sixty

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                                    days after such relocation or transfer or
                                    assignment Employee provides Employer with a written notice that such relocation or transfer or assignment has occurred and that Employee intends to terminate the employment relationship under this provision, and thereafter such relocation or transfer or assignment is not corrected by Employer within thirty days;

                           (ii) notice from Employee to Employer within sixty (60) days after the date on which a Change of Control occurs. For the purposes of this Agreement, Change of Control means:
                                    (a) the Employer merges or consolidates with any other entity and (except as part of a re-incorporation or other re-organization) is not the surviving entity (or survives only as a subsidiary of another entity), (b) the Employer sells all or substantially all its assets or operating companies to another person or entity, (c) the Employer is dissolved, or (d) if any third person or entity (other than Enron or Atlantic Water Trust or their successors) together with its affiliates shall become, directly or indirectly, the Beneficial Owner of more than 50% of the voting stock of the Employer. "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any capital stock of the Employer at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such capital stock. In this event, at Employer's discretion, Employee will provide transition services of six (6) months after providing notice to Employer under this Section 3.2 (ii);

                           (iii) any other material breach by Employer of any material provision of this Agreement which remains uncorrected for 30 days following written notice of such breach by Employee to Employer; or

                           (iv) for any other reason whatsoever, in the sole discretion of Employee.

                           The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute an "Involuntary Termination" if made pursuant to
                           Section 3.2(i), Section 3.2 (ii), or Section 3.2
                           (iii), the effect of such termination is specified in
                           Section 3.5. The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute a "Voluntary Termination" if made pursuant to Section 3.2(iv); the effect of such termination is specified in Section 3.3."

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               3. Article 3, Section 3.5 is hereby deleted in its entirety and the following inserted in its place:

                           "Upon an Involuntary Termination of the employment relationship by either Employer or Employee prior to the expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive the greater of one hundred twenty-five percent (125%) of the then current Monthly Base Salary as if Employee's employment (which shall cease on the date of such Involuntary Termination) had continued for the full Term of this Agreement or two (2) years annual base salary plus two times his target bonus. In addition, Employer shall reimburse Employee for 75% of the cost of medical insurance for Employee and Employee's family members covered immediately prior to the date of Involuntary Termination through the Term of this Agreement and Employee shall have full discretion to determine the provider of said medical insurance for Employee and his family. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section 3.5 are Employee's sole and exclusive rights against Employer, Enron, or their affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action."

               4. Article 7, Section 7.1(iii) is hereby deleted in its entirety and the following is inserted in its entirety:

                           induce any employee of Employer or Enron or any of their affiliates to terminate his or her employment with Employer, Enron, or their affiliates, or hire or assist in the hiring of any such employee by person, association, or entity not affiliated with Enron.

                           These non-competition obligations shall extend until the latter of (a) expiration of the Term or (b) two years after termination of the employment relationship.

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               5. Exhibit "A" to the Employment Agreement is hereby deleted in its entirety and the attached Exhibit "A" is inserted in its entirety.

         This Amendment is a Second Amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                               AZURIX CORP.



                                               By: /S/ HERBERT S. WINOKUR, JR.
                                                  -----------------------------
                                               Name:  Herbert S. Winokur, Jr.
                                               Title: Chairman

                                               This 14th day of November, 2000


                                               JOHN L. GARRISON



                                               /S/ JOHN L. GARRISON
                                               --------------------------------
                                               This 14th day of November, 2000


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                                 EXHIBIT "A" TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                    BETWEEN AZURIX CORP. AND JOHN L. GARRISON


Term:                      Five years from the Effective Date of this Agreement

Position:                  President and Chief Executive Officer

Location:                  Houston, Texas

Reporting Relationship:    Reports to Chairman

Monthly Base Salary:       Effective May 1, 2000, Employee's Monthly Base
                           Salary shall be  Thirty-Seven Thousand Five Hundred
                           Dollars ($37,500.00).

Bonus: Employee shall be eligible to participate in the Azurix Corp. Annual Incentive Plan ("Plan") or any replacement plan of Employer. All bonuses shall be paid in accordance with the terms and provisions of the Plan, a portion of which may be paid in cash and a portion of which may be paid in stock options and/or restricted stock. Employee's annual bonus target is 100% of Employee's annual base salary, subject to both Employer's performance and Employee's performance.

Long Term Incentive Plan:  Employee shall be eligible to participate in the
                           Azurix Corp Stock Plan.

                                  AZURIX CORP.


                                               By: /S/ HERBERT S. WINOKUR, JR
                                                   ----------------------------
                                               Name:  Herbert S. Winokur, Jr.
                                               Title: Chairman
                                               This 14th day of November, 2000


                                               JOHN L. GARRISON


                                               /S/ JOHN L. GARRISON
                                               --------------------------------
                                               This 14th day of November, 2000


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